Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Consulting Agreement”) is made and entered by and between Drew Sievers (“Consultant”) and Forge Global Holdings, Inc. (the “Company”) (each a “Party” and collectively the “Parties”).

WHEREAS, reference is hereby made to that certain Separation and General Release Agreement executed by the Parties and dated August 30, 2024 (the “Separation Agreement”);

WHEREAS, this Consulting Agreement is conditioned upon the execution and non-revocation of the Separation Agreement pursuant to the terms and conditions of the Separation Agreement and execution of this Consulting Agreement before Separation Date, and if the Separation Agreement is not executed by Consultant or is revoked by Consultant in accordance with the terms and conditions of the Separation Agreement or this Consulting Agreement is executed after the Separation Date, this Consulting Agreement shall be void ab initio;

WHEREAS, capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Separation Agreement; and

WHEREAS, in consideration for Consultant executing the Separation Agreement, the Company has offered to engage Consultant as an independent consultant pursuant to this Consulting Agreement, and Consultant desires to accept the Company’s offer in regard to the same.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Consultant and the Company agree as follows:

1.Term. The term of this Consulting Agreement and Consultant’s Services hereunder shall commence effective as of October 1, 2024 and shall end upon December 31, 2024, unless earlier terminated as provided in this Section 1 (the “Term”). The Term shall terminate prior to December 31, 2024 upon (a) Consultant’s death or Disability; (b) Consultant’s conviction of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (c) Consultant’s willful failure to perform his duties as defined in Section 2 for a period of ten (10) days after written notice from the Company; (d) Executive’s material violation of the PICA that is not cured within ten (10) days of written notice to Consultant; (e) the thirtieth (30th) day after the Company’s receipt of Consultant’s written notice of termination for any or no reason; or (f) the Parties agree to a new consulting agreement or extend the terms of this Consulting Agreement. As used herein, “Disability” means any physical or mental illness, injury, or other incapacitating condition that results in Consultant being unable to perform essential functions of his required services, with or without a reasonable accommodation, for a period of sixty (60) consecutive calendar days in any consecutive 12-month period.

2.Services. In accordance with the terms and conditions of this Consulting Agreement, the Company hereby engages Consultant as an independent contractor to provide strategic advice as may be requested during the Term from time to time by the Company (the “Services”). The Services may include, without limitation, providing strategic guidance, consultation, and advice to Company’s executive leadership team.

Consultant may perform the Services at a location other than the offices of the Company. Unless otherwise expressly authorized in writing by the Company, Consultant may not delegate, assign or sub-contract any of the Services to any other individual or entity, and it is further agreed that the Company may limit the Services at any time, provided that it may not terminate this Consulting Agreement other than as expressly provided elsewhere herein).

3.Consulting Fees. In consideration for Consultant providing the Services during the Term, the Company agrees to pay Consultant $106,346 in consulting fees during the Term (collectively, the “Consulting Fees,” and each installment thereof, a “Consulting Fee”). The Consulting Fees will be paid in three (3) equal monthly installments. The Consulting Fees will be paid by direct deposit to Consultant’s bank account currently on file with the Company, or as applicable the Consultant’s estate in the event of Consultant’s death. The Company will issue Consultant an IRS Form 1099 for the Consulting Fees paid to Consultant. Consultant’s right to earn and be paid the Consulting Fees or any installment thereof is expressly contingent upon the Separation Agreement becoming effective and Consultant’s satisfaction of all conditions therein, including his compliance with the PICA, and is further subject to Consultant’s ongoing compliance therewith and, except in the case of Consultant’s death or Disability, with this Consulting Agreement.

4.Continued Vesting in Equity Awards. In consideration for Consultant providing the Services during the Term, the Consultant will be eligible to vest in up to 26,596 Time-Based RSUs and 8,170 Performance-Based RSUs. The Time-Based RSUs shall vest and settle during the Term on a monthly basis, subject to Consultant continuing to provide services through each applicable date. The Performance-Based RSUs shall vest based on actual performance achieved after completion of the performance period and certification in accordance with the terms of such grants, and shall settle on or about the certification date. For the avoidance of doubt, any portion of the Performance-Based RSUs that do not vest based on actual performance will be forfeited for no consideration.

5.Independent Contractor/Non-Employee Status.

(a)    Consultant and the Company hereby acknowledge, understand and agree that Consultant is an independent contractor. Nothing herein, explicitly or implicitly, shall be deemed or construed to create a joint venture, joint employer, partnership, agency, affiliate or employee/employer relationship between Consultant and the Company (or any of its parents, subsidiaries, affiliates or related entities) for any purpose including, but not limited to, taxes, compensation, employee benefits, political contributions or other charitable contributions. Consultant understands and agrees that during the Term and in connection with the performance of the Services hereunder and the payment of any and all Consulting Fees, Consultant will be solely responsible for: (i) complying with all federal, state and local laws, ordinances, regulations and orders with respect to the performance of the Services under this Consulting Agreement; and (ii) paying all federal, state and local taxes (including income tax, FICA, FUTA and other taxes that may be due) as a result of any and all Consulting Fees Consultant receives or is deemed to receive pursuant to this Consulting Agreement.

(b)    As an independent contractor, Consultant understands and agrees that Consultant will not accrue any benefits under, or in any way be covered by, benefit plans of the Company or any of its parents, subsidiaries, affiliates, or related entities.

6.Indemnification; Hold Harmless. The Consultant shall not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Services, and the Consultant shall be entitled in all cases to indemnification and reimbursement by the

Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

7.No Authority to Bind the Company. Consultant is not a representative, agent or affiliate of the Company and Consultant does not have the right or authority to assume or create any obligation of any kind, express or implied, on behalf of the Company (or any of its affiliates or related entities) or to bind the Company (or any of its affiliates or related entities) in any respect whatsoever, unless the Company gives express written authorization in advance to Consultant to act with such agency and authority.

8.Miscellaneous.

(a)    This Consulting Agreement together with the Separation Agreement and exhibits thereto, contains the entire understanding of the Parties with respect to the matters contained herein, and supersedes all proposals and agreements, written or oral, and all other communications between the Parties relating to the subject matter of this Consulting Agreement. Notwithstanding anything herein to the contrary, all confidentiality, non-disclosure, non-disparagement, return of Company property, and other similar obligations or covenants described in the Separation Agreement, the Plan, the Award Agreements, or any documents incorporated by reference therein are hereby incorporated into this Consulting Agreement, are not superseded by this Consulting Agreement, and remain and shall remain in full force and effect through and following the Term hereof. In signing this Consulting Agreement, Consultant is not relying on any promise or representation of the Company except as expressly set forth herein.

(b)    Neither this Consulting Agreement nor any right or obligation hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of the Company. The Company may assign this Consulting Agreement to its affiliates, successors and assigns, and Consultant expressly consents to such assignment.

(c)    This Consulting Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of laws or choice of law rules.

(d)    This Consulting Agreement may not be modified or amended except in writing signed or executed by Consultant and the Company.

(e)    In case any provisions (or portions thereof) contained in this Consulting Agreement will, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Consulting Agreement, and this Consulting Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Consulting Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear.

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IN WITNESS WHEREOF, the Parties to this Consulting Agreement, intending to be legally bound, have caused this Consulting Agreement to be executed as of the date indicated below.

Acknowledged, Accepted and Agreed to:
Date: 9/9/2024	By: /s/ Drew Sievers
Name: Drew Sievers

Forge Global Holdings, Inc.
Date: 9/9/2024	By: /s/ Kelly Rodriques
Name: Kelly Rodriques Title: Chief Executive Officer